Exhibit 99.1

Carolina Financial Corporation Reports Results for First Quarter of 2017

NEWS RELEASE – For Release April 24, 2017, 4:00PM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C., April 24, 2017 - Carolina Financial Corporation (NASDAQ: CARO) today announced financial results for the first quarter of 2017.

Operational highlights for the three months ended March 31, 2017 include:

•	On January 25, 2017, the Company closed a public offering of 1.8 million shares of its common stock with net proceeds of approximately $47.7 million.
•	On March 18, 2017, the Company closed its previously announced acquisition of Greer Bancshares Incorporated, the holding company for Greer State Bank, (“Greer”) with the operational conversion completed in April 2017. Excluding purchase accounting adjustments, total assets of Greer were $382.7 million, total loans receivable were $205.2 million and total deposits were $311.4 million as of the closing date.

Financial highlights at and for the three months ended March 31, 2017, include:

•	Net income for the first quarter 2017 increased 34.6% to $4.9 million, or $0.35 per diluted share, from $3.6 million, or $0.30 per diluted share for the first quarter of 2016.
•	Operating earnings for the first quarter of 2017, which excludes certain non-operating income and expenses, increased 56.1% to $5.7 million, or $0.41 per diluted share, from $3.7 million, or $0.31 per diluted share, from the first quarter of 2016.
•	Performance ratios Q1 2017 compared to Q1 2016:
o	Return on average assets improved to 1.11% compared to 1.03%.
o	Operating return on average assets improved to 1.30% compared to 1.04%.
o	Return on tangible equity was 9.98% compared to 10.53% for the first quarter.
o	Operating return on tangible equity improved to 11.70% compared to 10.65%.
•	Loans receivable, excluding Greer loans acquired, grew at an annualized rate of 15.7%, or $46.4, million since December 31, 2016.
•	Nonperforming assets to total assets were 0.34% at March 31, 2017 compared to 0.40% at December 31, 2016.
•	Total deposits, excluding Greer deposits acquired, increased $35.6 million since December 31, 2016. Core deposits, excluding Greer core deposits acquired, increased $26.6 million since December 31, 2016.

“We are very excited to add the Greer State Bank customers and employees to the CresCom Bank family. We were pleased with a smooth system conversion of Greer which was completed on April 10th. Overall operating results for the first quarter of 2017 exceeded our expectations with the increase in operating earnings of 56.1% from the first quarter of 2016,” stated Jerry Rexroad, Chief Executive Officer.

Acquisition of Greer Bancshares Incorporated

Effective March 18, 2017, the Company completed its previously announced acquisition of Greer. At closing, the holding companies were merged with Carolina Financial as the surviving corporation, and Greer State Bank also merged with and into CresCom Bank, with CresCom Bank surviving the merger and continuing its corporate existence.

Under the terms of the merger, Greer shareholders had the right to receive either $18.00 in cash or 0.782 shares of Carolina Financial common stock, or a combination thereof, for each share of Greer common stock they owned immediately prior to the merger, subject to the limitation that 10% of the outstanding shares of Greer common stock will be exchanged for cash and 90% of the outstanding shares of Greer common stock will be exchanged for shares of Carolina Financial common stock. The mailing of materials regarding the election and exchange of Greer stock certificates commenced on March 27, 2017 and the election period expires on May 17, 2017.

The acquisition of Greer was accounted for under the acquisition method of accounting. The assets and liabilities of Greer have been recorded at their estimated fair values and added to those of Carolina Financial for periods following the merger date. Included in the March 31, 2017 consolidated balance sheet were approximately $192.4 million in acquired loans, net of related purchase accounting adjustments and $313.9 million in deposits. The Company may continue to refine its valuations of acquired assets and liabilities for up to one year following the merger date.

Financial Results

Carolina Financial Corporation

■	The Company reported an increase in net income for the three months ended March 31, 2017 of $4.9 million, or $0.35 per diluted share, as compared to $3.6 million, or $0.30 per diluted share, for the three months ended March 31, 2016. Included in net income for the three months ended March 31, 2017 and 2016 were pretax merger related expenses of $1.3 million and $186,000, respectively.
■	Operating earnings for the first quarter of 2017, which excludes certain non-operating income and expenses, increased 56.1% to $5.7 million, or $0.41 per diluted share, from $3.7 million, or $0.31 per diluted share, from the first quarter of 2016.
■	The Company’s net interest margin-tax equivalent increased to 3.93% for the first quarter of 2017 compared to 3.53% for the first quarter of 2016.
■	The Company reported book value per common share of $17.01 and $13.23 as of March 31, 2017 and December 31, 2016, respectively. Tangible book value per common share was $14.17 and $12.59 as of March 31, 2017 and December 31, 2016, respectively.
■	At March 31, 2017, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $271.5 million as of March 31, 2017 compared to $163.2 million at December 31, 2016. Tangible equity to tangible assets at March 31, 2017 was 10.6% compared to 9.3% at December 31, 2016.

Community Banking

■	The community banking segment net income increased 32.1% to $4.5 million for the three months ended March 31, 2017 compared to $3.4 million for the three months ended March 31, 2016. Included in net income for the three months ended March 31, 2017 and 2016 were pretax merger related expenses of $1.3 million and $186,000, respectively.
■	No provision for loan loss was recorded during the three months ended March 31, 2017 or 2016. This was primarily due to continued excellent asset quality as well as net recoveries to average loans receivable of (0.01%) and (0.04%) for the three months ended March 31, 2017 and 2016, respectively.
■	Non-performing assets were 0.34% and 0.40% of total assets at March 31, 2017 and December 31, 2016, respectively.
■	Loans receivable increased to $1.4 billion at March 31, 2017 compared to $1.2 billion at December 31, 2016. Loans receivable, excluding Greer loans acquired, increased $46.4 million since year end. The increase in loans receivable primarily relates to the completed acquisition of Greer as well as the Bank’s continuing focus on commercial lending and residential mortgage lending.
■	The number of checking accounts increased at an annualized rate of 11.7%, excluding Greer checking accounts acquired, since December 31, 2016. Total deposits, excluding acquired deposits from the Greer acquisition, increased $35.6 million since December 31, 2016. As of March 31, 2017 and December 31, 2016, core deposits, defined as checking, savings and money market, comprised approximately 64.6% and 60.6%, respectively, of total deposits.

Wholesale Mortgage Banking

■	Net income for the wholesale mortgage banking segment was $645,000 for the three months ended March 31, 2017 compared to $401,000 for the three months ended March 31, 2016.
■	The increase in net income of the wholesale mortgage banking segment during first quarter of 2017 is primarily attributable to an increase in margin during the period. Net margin was 1.80% for the three months ended March 31, 2017 compared to 1.47% for the three months ended March 31, 2016. Originations for the three months ended March 31, 2017 and 2016 were $180.8 million and $186.8 million, respectively.

Conference Call

A conference call will be held at 2:00 p.m., Eastern Time on April 25, 2017. The conference call can be accessed by dialing (855) 218-6998 or (615) 247-5963 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 95417349. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately three hours after the call by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 95417349.

About Carolina Financial Corporation

Carolina Financial Corporation is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. Carolina Financial trades on NASDAQ under the symbol CARO. As of March 31, 2017, Carolina Financial had approximately $2.2 billion in total assets and Crescent Mortgage Company originated loans in 48 states partnering with community banks, credit unions and mortgage brokers. In June 2016, Carolina Financial completed its acquisition of Congaree Bancshares, Inc. and its wholly-owned subsidiary, Congaree State Bank. In March 2017, Carolina Financial completed its acquisition of Greer Bancshares Incorporated.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, such as core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; and (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$21,456	9,761
Interest-bearing cash	36,582	14,591
Cash and cash equivalents	58,038	24,352
Securities available-for-sale	494,130	335,352
Federal funds sold	10,560	—
Federal Home Loan Bank stock, at cost	12,478	11,072
Other investments	2,116	1,768
Derivative assets	3,226	2,219
Loans held for sale	21,399	31,569
Loans receivable, gross	1,417,010	1,178,266
Allowance for loan losses	(10,715)	(10,688)
Loans receivable, net	1,406,295	1,167,578

Premises and equipment, net	46,544	37,054
Accrued interest receivable	6,726	5,373
Real estate acquired through foreclosure, net	1,479	1,179
Deferred tax assets, net	10,210	8,341
Mortgage servicing rights, net	15,792	15,032
Cash value life insurance	37,938	28,984
Core deposit intangible	8,005	3,658
Goodwill	37,287	4,266
Other assets	9,886	5,939
Total assets	$2,182,109	1,683,736

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$298,365	229,905
Interest-bearing deposits	1,309,355	1,028,355
Total deposits	1,607,720	1,258,260
Short-term borrowed funds	214,500	203,000
Long-term debt	55,304	38,465
Derivative liabilities	682	342
Drafts outstanding	7,129	6,223
Advances from borrowers for insurance and taxes	2,037	1,058
Accrued interest payable	690	327
Reserve for mortgage repurchase losses	2,583	2,880
Dividends payable to stockholders	576	502
Accrued expenses and other liabilities	19,434	9,489
Total liabilities	1,910,655	1,520,546
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	162	125
Additional paid-in capital	168,113	66,156
Retained earnings	102,528	98,451
Accumulated other comprehensive income (loss), net of tax	651	(1,542)
Total stockholders’ equity	271,454	163,190
Total liabilities and stockholders’ equity	$2,182,109	1,683,736

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months
	Ended March 31,
	2017	2016
	(In thousands, except share data)
Interest income
Loans	$14,968	11,085
Investment securities	2,553	2,152
Dividends from Federal Home Loan Bank stock	101	97
Federal funds sold	3	—
Other interest income	45	26
Total interest income	17,670	13,360
Interest expense
Deposits	1,692	1,367
Short-term borrowed funds	355	105
Long-term debt	353	615
Total interest expense	2,400	2,087
Net interest income	15,270	11,273
Provision for loan losses	—	—
Net interest income after provision for loan losses	15,270	11,273
Noninterest income
Mortgage banking income	3,608	3,175
Deposit service charges	858	862
Net loss on extinguishment of debt	—	(9)
Net gain on sale of securities	185	417
Fair value adjustments on interest rate swaps	(58)	(281)
Net increase in cash value life insurance	211	229
Mortgage loan servicing income	1,566	1,388
Other	861	495
Total noninterest income	7,231	6,276
Noninterest expense
Salaries and employee benefits	8,609	7,150
Occupancy and equipment	2,182	1,842
Marketing and public relations	381	385
FDIC insurance	100	168
Provision for mortgage loan repurchase losses	(225)	(250)
Legal expense	65	49
Other real estate expense, net	20	20
Mortgage subservicing expense	486	423
Amortization of mortgage servicing rights	669	532
Merger related expenses	1,319	186
Other	1,980	1,763
Total noninterest expense	15,586	12,268
Income before income taxes	6,915	5,281
Income tax expense	2,011	1,638
Net income	$4,904	3,643

Earnings per common share:
Basic	$0.35	0.31
Diluted	$0.35	0.30
Weighted average common shares outstanding:
Basic	13,919,711	11,746,574
Diluted	14,139,241	11,978,801

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

Selected Average Balances:
Total assets	$1,768,323	1,651,653	1,626,717	1,482,963	1,412,778
Investment securities	373,551	326,485	345,385	335,105	335,929
Loans receivable, net	1,214,777	1,138,120	1,093,669	978,337	935,438
Loans held for sale	17,827	32,951	32,196	24,467	25,454
Deposits	1,330,805	1,288,665	1,291,567	1,170,860	1,069,451
Stockholders’ equity	210,071	160,991	157,311	145,656	141,311

Performance Ratios (annualized):
Return on average equity	9.34%	12.80%	15.11%	7.79%	10.31%
Return on average tangible equity (Non-GAAP)	9.98%	13.46%	15.93%	7.96%	10.53%
Return on average assets	1.11%	1.25%	1.46%	0.76%	1.03%
Operating return on average equity (Non-GAAP)	10.95%	14.32%	14.95%	14.02%	10.43%
Operating return on average tangible equity (Non-GAAP)	11.70%	15.06%	15.76%	14.32%	10.65%
Operating return on average assets (Non-GAAP)	1.30%	1.40%	1.45%	1.38%	1.04%
Average earning assets to average total assets	91.99%	93.21%	92.94%	93.44%	93.08%
Average loans receivable to average deposits	91.28%	88.32%	84.68%	83.56%	87.47%
Average stockholders’ equity to average assets	11.88%	9.75%	9.67%	9.82%	10.00%
Net interest margin-tax equivalent (1)	3.93%	3.87%	3.75%	3.64%	3.53%
Net charge-offs (recovery) to average loans receivable	(0.01)%	(0.12)%	(0.02)%	(0.03)%	(0.04)%
Nonperforming assets to period end loans receivable	0.52%	0.58%	0.62%	0.67%	0.59%
Nonperforming assets to total assets	0.34%	0.40%	0.42%	0.45%	0.39%
Nonperforming loans to total loans	0.42%	0.48%	0.37%	0.37%	0.48%
Allowance for loan losses as a percentage of loans receivable (end of period)	0.76%	0.91%	0.91%	0.96%	1.06%
Allowance for loan losses as a percentage of non-acquired loans receivable (Non-GAAP)	0.96%	1.01%	1.03%	1.10%	1.13%
Allowance for loan losses as a percentage of nonperforming loans	180.66%	190.01%	247.72%	262.68%	223.38%

Nonperforming Assets:
Loans 90 days or more past due and still accruing	$—	—	—	—	—
Nonaccrual loans	5,931	5,625	4,174	3,920	4,581
Total nonperforming loans	5,931	5,625	4,174	3,920	4,581
Real estate acquired through foreclosure, net	1,479	1,179	2,843	3,272	1,091
Total nonperforming assets	$7,410	6,804	7,017	7,192	5,672

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Segment net income:
Community banking	$4,509	4,565	4,734	2,162	3,413
Wholesale mortgage banking	645	806	1,402	919	401
Other	(244)	(232)	(228)	(253)	(188)
Eliminations	(6)	11	33	8	17
Total net income	$4,904	5,150	5,941	2,836	3,643

	For the Three Months Ended March 31, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	17,257	395	6	12	17,670
Interest expense	2,218	12	182	(12)	2,400
Net interest income (expense)	15,039	383	(176)	24	15,270
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	2,384	4,846	—	—	7,230
Intersegment noninterest income	276	—	—	(276)	—
Noninterest expense	11,324	4,052	209	—	15,585
Intersegment noninterest expense	—	241	1	(242)	—
Income (loss) before income taxes	6,375	936	(386)	(10)	6,915
Income tax expense (benefit)	1,866	291	(142)	(4)	2,011
Net income (loss)	4,509	645	(244)	(6)	4,904

	For the Three Months Ended March 31, 2016
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	12,944	369	5	42	13,360
Interest expense	1,939	5	148	(5)	2,087
Net interest income (expense)	11,005	364	(143)	47	11,273
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	2,142	4,135	—	—	6,277
Intersegment noninterest income	262	—	—	(262)	—
Noninterest expense	8,456	3,653	161	—	12,270
Intersegment noninterest expense	—	241	1	(242)	—
Income (loss) before income taxes	4,953	605	(305)	27	5,280
Income tax expense (benefit)	1,540	204	(117)	10	1,637
Net income (loss)	3,413	401	(188)	17	3,643

	For the Three Months Ended March 31,
	Loan Originations		Mortgage Banking Income		Margin
	2017	2016	2017	2016	2017	2016
Additional segment information:
Community banking	$14,753	17,679	358	420	2.43%	2.38%
Wholesale mortgage banking	180,830	186,799	3,250	2,755	1.80%	1.47%
Total mortgage banking income	$195,583	204,478	3,608	3,175	1.84%	1.55%

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	At the Month Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016

Core deposits:
Noninterest-bearing demand accounts	$298,365	229,905	267,892	246,811	200,743
Interest-bearing demand accounts	309,961	191,851	195,792	166,843	147,393
Savings accounts	66,506	48,648	47,035	46,032	41,596
Money market accounts	363,600	292,639	299,960	296,968	257,808
Total core deposits (Non-GAAP)	1,038,432	763,043	810,679	756,654	647,540

Certificates of deposit:
Less than $250,000	524,836	467,937	476,744	480,002	459,789
$250,000 or more	44,452	27,280	24,853	26,532	20,443
Total certificates of deposit	569,288	495,217	501,597	506,534	480,232
Total deposits	$1,607,720	1,258,260	1,312,276	1,263,188	1,127,772

	At the Month Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016

Tangible book value per share:
Total stockholders’ equity	$271,454	163,190	160,331	155,017	142,390
Less intangible assets	(45,292)	(7,924)	(8,037)	(8,150)	(2,875)
Tangible common equity (Non-GAAP)	$226,162	155,266	152,294	146,867	139,515

Issued and outstanding shares	16,185,408	12,548,328	12,546,220	12,545,282	12,051,615
Less nonvested restricted stock awards	(227,439)	(211,908)	(216,828)	(219,228)	(302,028)
Period end dilutive shares	15,957,969	12,336,420	12,329,392	12,326,054	11,749,587

Total stockholders equity	$271,454	163,190	160,331	155,017	142,390
Divided by period end dilutive shares	15,957,969	12,336,420	12,329,392	12,326,054	11,749,587
Common book value per share	$17.01	13.23	13.00	12.58	12.12

Tangible common equity (Non-GAAP)	$226,162	155,266	152,294	146,867	139,515
Divided by period end dilutive shares	15,957,969	12,336,420	12,329,392	12,326,054	11,749,587
Tangible common book value per share (Non-GAAP)	$14.17	12.59	12.35	11.92	11.87

	At the Month Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Acquired and non-acquired loans:
Acquired loans receivable	$303,244	119,422	129,505	130,228	61,610
Non-acquired loans receivable	1,113,766	1,058,844	1,003,724	937,028	902,411
Total loans receivable	$1,417,010	1,178,266	1,133,229	1,067,256	964,021
% Acquired	21.40%	10.14%	11.43%	12.20%	6.39%

Non-acquired loans	$1,113,766	1,058,844	1,003,724	937,028	902,411
Allowance for loan losses	10,715	10,688	10,340	10,297	10,233
Allowance for loan losses to non-acquired loans (Non-GAAP)	0.96%	1.01%	1.03%	1.10%	1.13%

Total loans receivable	$1,417,010	1,178,266	1,133,229	1,067,256	964,021
Allowance for loan losses	10,715	10,688	10,340	10,297	10,233
Allowance for loan losses to total loans receivable	0.76%	0.91%	0.91%	0.96%	1.06%

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended
Operating Earnings and Performance Ratios:	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Income before income taxes	$6,915	7,498	8,939	3,700	5,281
Gain on sale of securities	(185)	(65)	(111)	(113)	(417)
Net loss on extinguishment of debt	—	1,694	118	47	9
Fair value adjustments on interest rate swaps	58	(998)	(99)	226	281
Merger related expenses	1,319	260	—	2,799	186
Operating earnings before income taxes	8,107	8,389	8,847	6,659	5,340
Tax expense (1)	2,358	2,627	2,967	1,555	1,656
Operating earnings (Non-GAAP)	$5,749	5,762	5,880	5,104	3,684

Average equity	210,071	160,991	157,311	145,656	141,311
Average assets	1,768,323	1,651,653	1,626,717	1,482,963	1,412,778

Average Equity	210,071	160,991	157,311	145,656	141,311
Less average intangible assets	(13,510)	(7,979)	(8,092)	(3,076)	(2,917)
Average tangible common equity (Non-GAAP)	196,561	153,012	149,219	142,580	138,394

Operating return on average assets (Non-GAAP)	1.30%	1.40%	1.45%	1.38%	1.04%
Operating return on average equity (Non-GAAP)	10.95%	14.32%	14.95%	14.02%	10.43%
Operating return on average tangible equity (Non-GAAP)	11.70%	15.06%	15.76%	14.32%	10.65%

Weighted average common shares outstanding:
Basic	13,919,711	12,336,420	12,327,921	11,908,282	11,746,574
Diluted	14,139,241	12,585,518	12,535,551	12,076,878	11,978,801
Operating earnings per common share:
Basic (Non-GAAP)	$0.41	0.47	0.48	0.43	0.31
Diluted (Non-GAAP)	$0.41	0.46	0.47	0.42	0.31

As Reported:
Income before income taxes	$6,915	7,498	8,939	3,700	5,281
Tax expense	2,011	2,348	2,998	864	1,638
Net Income	$4,904	5,150	5,941	2,836	3,643

Average equity	210,071	160,991	157,311	145,656	141,311
Average tangible equity (Non-GAAP)	196,561	153,012	149,219	142,580	138,394
Average assets	1,768,323	1,651,653	1,626,717	1,482,963	1,412,778
Return on average assets	1.11%	1.25%	1.46%	0.76%	1.03%
Return on average equity	9.34%	12.80%	15.11%	7.79%	10.31%
Return on average tangible equity (Non-GAAP)	9.98%	13.46%	15.93%	7.96%	10.53%

Weighted average common shares outstanding:
Basic	13,919,711	12,336,420	12,327,921	11,908,282	11,746,574
Diluted	14,139,241	12,585,518	12,535,551	12,076,878	11,978,801
Earnings per common share:
Basic	$0.35	0.42	0.48	0.24	0.31
Diluted	$0.35	0.41	0.47	0.23	0.30

(1) Tax expense is determined using the effective tax rate reflected in the accompanying income statement for the applicable reporting period.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Segment net income:
Community banking	$4,509	4,565	4,734	2,162	3,413
Wholesale mortgage banking	645	806	1,402	919	401
Other	(244)	(232)	(228)	(253)	(188)
Eliminations	(6)	11	33	8	17
Total net income	$4,904	5,150	5,941	2,836	3,643

Community banking segment operating earnings:
Income before income taxes	$6,375	6,545	6,975	2,785	4,953
Tax expense (1)	1,866	1,980	2,241	623	1,540
Bank segment net income	$4,509	4,565	4,734	2,162	3,413

Weighted average common shares outstanding:
Basic	13,919,711	12,336,420	12,327,921	11,908,282	11,746,574
Diluted	14,139,241	12,585,518	12,535,551	12,076,878	11,978,801

Earnings per common share:
Basic	$0.32	$0.37	$0.38	$0.18	$0.29
Diluted	$0.32	$0.36	$0.38	$0.18	$0.28

Bank segment income before taxes	$6,375	6,545	6,975	2,785	4,953
Gain on sale of securities	(185)	(65)	(111)	(113)	(417)
Net loss on extinguishment of debt	—	1,693	118	47	9
Fair value adjustments on interest rate swaps	58	(998)	(99)	226	281
Merger related expenses (2)	1,311	254	—	2,697	186
Operating earnings before income taxes	7,559	7,429	6,883	5,642	5,012
Tax expense (1)	2,213	2,247	2,211	1,262	1,558

Operating bank segment earnings (Non-GAAP)	$5,346	5,182	4,672	4,380	3,454

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.38	$0.42	$0.38	$0.37	$0.29
Diluted (Non-GAAP)	$0.38	$0.41	$0.37	$0.36	$0.29

(1) Tax expense is determined using the effective tax rate computed for the applicable business segment.

(2) Remaining merger related costs were incurred within the category “Other” segment earnings.